Exhibit 10.2

                     REAL ESTATE PURCHASE AND SALE AGREEMENT


Agreement made this 15th day of June, 2001 by and between:

Dan Rubin ("Seller"), an individual doing business at Rubin Investment Group, 2121 Avenue of the Stars, Suite 101, Los Angeles, California 90067.

Rubin Investment Group, Inc. ("RIG"), a New York corporation with a principal place of business at 2121 Avenue of the Stars, Suite 101, Los Angeles, California 90067; and

Rubin Property Group, Inc. ("Buyer"), a Delaware corporation with a principal place of business at 2121 Avenue of the Stars, Suite 101, Los Angeles, California 90067.

WHEREAS, Seller is the owner of a fifty-percent (50%) undivided interest in a parcel of undeveloped property in Woodland, California, located at 1434 East Main Street, Woodland, California (the "Woodland Property").

WHEREAS, Buyer intends to file a registration statement with the Securities and Exchange Commission ("SEC") regarding its initial public offering of securities, and proposes to take all action necessary to have such registration declared effective by the SEC (the date on which it is so declared being the "Effective Date").

WHEREAS Seller desires to sell and Buyer desires to purchase the Woodland Property on the Effective Date.

Now, therefore, the parties agree as follows:

     1. Sale of Property. Subject to the terms and conditions set forth herein, Buyer shall purchase and Seller shall sell the Woodland Property.

     2. Purchase Price. The purchase price for the Woodland Property shall be One Million Five Hundred Thousand (1,500,000) shares of Buyer's common stock, par value $.0001 per share (the "Shares"). The Shares shall be issued to and in the name of RIG, and RIG is a third party beneficiary of this agreement with full rights to enforce this agreement according to its terms.

     3. Closing. The closing (the "Closing") of this agreement shall occur on the Effective Date. At the Closing, Seller shall deliver a fully executed deed to the Woodland Property to Buyer, in recordable form and Buyer shall deliver to RIG a certificate for the Shares in the name of RIG.

4. Representations of Buyer. Buyer represents and warrants to RIG and Seller as follows;

     a) Buyer has full power and authority to enter into this agreement. This agreement has been duly executed and delivered by Buyer and is enforceable against Buyer according to its terms.

     b) The registration statement shall have been declared effective by the SEC as of the Effective Date.

     c) At the Closing, the Shares will be validly issued, fully paid and non-assessable.

5.   Representation of Seller. Seller represents and warrants to RPG as follows:

     a) This agreement has been duly executed and delivered by Seller and is enforceable against Seller according to its terms.

     b) Seller has good and marketable title to his interest in the Woodland Property, free and clear of all liens and encumbrances.

6.   Conditions of Closing.

     a) Seller's obligations to close this agreement shall be subject to the following condition:

          i. All of Buyer's warranties and representations are true and correct as of the date of closing; and

          ii. The Effective Date has been declared by the SEC and no stop order or other restraint has been entered to delay the Effective Date.

     b) Buyer's obligations to close this agreement shall be subject to the following conditions:

          i. All of Seller's warranties and representations are true and correct as of the date of closing; and

          ii. The Effective Date has been declared by the SEC and no stop order or other restraint have been entered to delay the Effective Date


7. Expenses. Each of the parties shall bear their own expenses incident to the preparation, execution and performance of this agreement.

8. Notices. Any notice in connection with this Agreement shall be sent to each party to the address set forth above or to the following facsimile or e-mail numbers:

      Buyer: Facsimile 310/407-0155 / E-Mail: rubin@rubininvestmentgroup.com

      Seller: Facsimile 310/407-0155 E-Mail: rubin@rubininvestmentgroup.com

     Any notices or communication under this agreement will be deemed delivered to the party receiving such communication (i) on the delivery date if delivered personally to the party; (ii) two business days after deposit with a commercial overnight carrier, with written verification of receipt;
     (iii) five business days after the mailing date, whether or not received, if sent by US mail, return receipt requested; (iv) on the delivery date if transmitted by confirmed facsimile or (v) on the delivery date if transmitted by confirmed e-mail.

9. Miscellaneous. This Agreement shall be governed by and construed in accordance with the laws of the State of California. The parties hereby submit to the jurisdiction of the Federal and State courts located in Los Angeles, California for the resolution of any dispute or controversy arising hereunder. This Agreement may not be modified or amended, nor may any of its provisions be waived, except by an agreement in writing signed by all of the parties hereto. This Agreement sets forth the entire understanding of the parties hereto with respect to the subject matter hereof.

In witness whereof, the parties have executed this agreement as of the day and date first above written.


                                            Rubin Investment Group, Inc.


                                            By: _______________________________
                                                    Dan Rubin, President/CEO


                                            ----------------------------------
                                                     Dan Rubin, Individually



                                            Rubin Property Group, Inc.


                                            By: ________________________________
`                                                   Dan Rubin, President/CEO